SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
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CIDARA THERAPEUTICS, INC.
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CIDARA THERAPEUTICS, INC.
6310 Nancy Ridge Drive, Suite 101
San Diego, CA 92121
SUPPLEMENT TO PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

On November 29, 2022, Cidara Therapeutics, Inc. issued a press release related to Proposal 1 as described in the definitive proxy statement (the “Proxy Statement”) for its Special Meeting of Stockholders (the “Special Meeting”), to be held on December 15, 2022 at 8:00 a.m. Pacific Time. A copy of the Proxy Statement was filed with the Securities and Exchange Commission on November 10, 2022. A copy of the press release is included below.

THIS SUPPLEMENT, INCLUDING THE COPY OF THE PRESS RELEASE INCLUDED BELOW, SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Cidara Therapeutics Announces Two Leading Independent Proxy Advisory Firms Recommend Stockholders Vote “FOR” Proposed Reverse Stock Split
November 29, 2022 08:00 ET | Source: Cidara Therapeutics, Inc.

SAN DIEGO, Nov. 29, 2022 (GLOBE NEWSWIRE) -- Cidara Therapeutics, Inc. (NASDAQ: CDTX), a biotechnology company developing long-acting therapeutics designed to improve the standard of care for patients facing serious diseases, today announced that Institutional Shareholder Services (ISS) and Glass Lewis and Co, LLC, two leading, independent proxy advisory firms, have both recommended that stockholders vote “FOR” the proposed reverse stock split at the Company’s upcoming Special Meeting of Stockholders, scheduled for Thursday, December 15, 2022 at 8:00 a.m. PST.
“We appreciate the recommendation of two leading independent proxy advisory firms advising our stockholders to vote in favor of the proposed reverse stock split,” said Jeffrey Stein, Ph.D., president and chief executive officer of Cidara. “We believe that the Board’s proposal is in the best interest of all shareholders and encourage each investor to follow the recommendations of ISS and Glass Lewis and vote “FOR” the proposal promptly.”
ISS and Glass Lewis are independent proxy advisory firms and do not have any business relationship with Cidara. Cidara did not engage or compensate either firm for their analysis or recommendations.
How to Vote:
Stockholders of record at the close of business on November 8, 2022 can vote by proxy or online during the Special Meeting. If you choose to submit a proxy, you may do so by telephone, via the internet or by mail.
Vote during meeting: Follow the provided instructions to join the Special Meeting at www.virtualshareholdermeeting.com/CDTX2022SM, starting at 8:00 a.m. PST on Thursday, December 15, 2022.
Vote by phone or by internet: Please refer to instructions provided by your bank or broker.
Vote by proxy card: Complete, sign and date the proxy card and return it promptly in the envelope provided.
About Cidara Therapeutics
Cidara is developing long-acting therapeutics designed to improve the standard of care for patients facing serious diseases. The Company’s portfolio is comprised of new approaches aimed at transforming existing treatment and prevention paradigms, first with its lead Phase 3 antifungal candidate, rezafungin, in addition to drug-Fc conjugates (DFCs) targeting viral and oncology diseases from Cidara’s proprietary Cloudbreak® platform. Cidara is headquartered in San Diego, California. For more information, please visit www.cidara.com.
INVESTOR CONTACT:
Brian Ritchie
LifeSci Advisors
(212) 915-2578
britchie@lifesciadvisors.com
MEDIA CONTACT:
Patrick Bursey
LifeSci Communications
(203) 430-9545
pbursey@lifescicomms.com